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                        AMERICA WEST HOLDINGS CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                         (IN THOUSANDS EXCEPT PER SHARE
                                    AMOUNTS)                        EXHIBIT 11.1

                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                          1998             1997
                                                                                          ---------------------

Basic Earnings Per Share:
   Net income applicable to common stock .....................................       $    25,138       $    13,954
                                                                                     ===========       ===========

   Weighted average number of common shares outstanding ......................        44,001,533        44,440,133
                                                                                     ===========       ===========

   Basic earnings per share ..................................................       $      0.57       $      0.31
                                                                                     ===========       ===========

   Diluted Earnings Per Share:

   Net income applicable to common stock .....................................       $    25,138       $    13,954
                                                                                     ===========       ===========

Share Computation:
   Weighted average number of common shares outstanding ......................        44,001,533        44,440,133
   Assumed exercise of stock options and warrants (a) ........................         3,854,767         1,886,556
                                                                                     -----------       -----------

   Weighted average number of common shares outstanding as adjusted ..........        47,856,300        46,326,689
                                                                                     ===========       ===========

   Diluted earnings per share ................................................       $      0.53       $      0.30
                                                                                     ===========       ===========

(a) The stock options and warrants are included only in the periods in which they are dilutive.




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